A Special Meeting of the Shareholders of the Cornerstone Advisors Income Opportunities Fund (the
Fund)was held on December 28, 2012 for the purpose of considering a new Investment Sub-Advisory
Agreement between Cornerstone Advisors, Inc. and OFI
Steelpath, Inc. with respect to the Fund the motion was approved with the following voting results:


NO. OF SHARES
% OF OUTSTANDING SHARES
% OF SHARES VOTED

Affirmative
10,039,637
82.86%
100.00%

Against
0
0
0

Abstain
0
0
0

Total
10,039,637
82.86%
100.00%




A Special Meeting of the Shareholders of the Cornerstone Advisors Global Public Equity Fund (the
Fund)was held on February 14, 2013 for the purpose of considering a new Investment Advisory Agreement between Cornerstone Advisors, Inc. and TCW
Investment Management Company with respect to the Fund the motion was approved with the following voting results:


NO. OF SHARES
% OF OUTSTANDING SHARES
% OF SHARES VOTED

Affirmative
50,188,387
88.30%
100.00%

Against
0
0
0

Abstain
0
0
0

Total
50,188,387
88.30%
100.00%




A Special Meeting of the Shareholders of the Cornerstone Advisors Public Alternatives Fund (the
Fund)was held on February 14, 2013 for the purpose of considering a new Investment Advisory Agreement between Cornerstone Advisors, Inc. and ClariVest
Asset management LLC with respect to the Fund the motion was approved with the following voting results:



NO. OF SHARES
% OF OUTSTANDING SHARES
% OF SHARES VOTED

Affirmative
28,298,672
87.25%
100.00%

Against
0
0
0

Abstain
0
0
0

Total
28,298,672
87.25%
100.00%